Exhibit 10.14

AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT

THIS AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made as of May 4, 2021 (the “Effective Date”) between Edge Systems, LLC, a California limited liability company (the “Company”), The Beauty Health Company (f/k/a Vesper Healthcare Acquisition Corp.), a Delaware corporation (“New Parent”) and Linden Manager III LP, a Delaware limited partnership (“Linden”). Certain defined terms shall have the meanings set forth in Section 11.

WHEREAS, the Company and Linden entered into that certain Management Services Agreement, dated as of December 1, 2016 (the “Original Agreement”) pursuant to which Linden provided certain financial and management advisory services to the Company;

WHEREAS, the Company is a wholly-owned subsidiary of LCP Edge Intermediate, Inc., a Delaware corporation (“Intermediate”);

WHEREAS, Intermediate, New Parent, Hydrate Merger Sub I, Inc., a Delaware corporation, Hydrate Merger Sub II, LLC, a Delaware limited liability company and LCP Edge Holdco, LLC, a Delaware limited liability company entered into that certain Agreement and Plan of Merger, dated as of December 8, 2020 (the “Merger Agreement”), pursuant to which, upon the consummation of the transactions contemplated thereby, New Parent will acquire 100% of the equity interests of Intermediate; and

WHEREAS, the Company, New Parent and Linden desire to amend and restate the Original Agreement in its entirety to make certain revisions to the Original Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, the respective agreements hereinafter set forth and the mutual benefits to be derived therefrom, Linden, New Parent and the Company hereby agree as follows:

1.    Effective Time. This Agreement shall be effective as of the Second Effective Time, as defined in the Merger Agreement.

2.    Engagement. The Company hereby engages Linden as a financial and management advisor, and Linden hereby agrees to provide certain financial and management advisory services to the Company, all on the terms and subject to the conditions set forth in this Agreement.

3.    Services. During the Term, Linden agrees, if and as requested by New Parent from time to time, to consult with and advise the boards of managers (or equivalent) of the Company, New Parent and their respective subsidiaries and the management of New Parent and its subsidiaries in the identification, analysis, support and negotiation of acquisitions, and such other related services as may be reasonably requested from time to time and as may be reasonably agreed to by Linden (collectively, the “Requested Services”).

4.    Personnel. Linden shall provide and devote to the performance of this Agreement such of its partners and employees as Linden shall deem appropriate in its discretion for the furnishing of the services to be provided hereunder.

5.    Transaction Fees. As compensation for the services to be provided by Linden to New Parent and its subsidiaries hereunder, the Company shall pay to Linden a fee upon the consummation of an Add-On Acquisition (as defined herein). When and as the Company, New Parent or any of their respective subsidiaries consummates a transaction or series of related transactions (i) in respect of which Linden has performed Requested Services and (ii) involving the acquisition of at least 50% of the equity or all or substantially all of the assets of a business, company, product line or enterprise, whether directly or indirectly and through any form of transaction, including, without limitation, merger, reverse merger, liquidation, stock sale, asset sale, asset swap, consolidation, amalgamation, spin-off, split-off or other transaction (such transaction or series of related transactions, an “Add-On Acquisition”), the Company shall pay to Linden and/or its designees a fee equal to 1.0% of the Acquisition Price of such Add-On Acquisition (the “Acquisition Fee”). The Acquisition Fee payable to Linden hereunder upon the consummation of an Add-On Acquisition shall be payable in full, in cash, immediately after and conditioned upon the closing of such Add-On Acquisition. Notwithstanding the foregoing, no transaction fee will be payable to Linden in connection with the consummation of any acquisition that constitutes a Triggering Event (as such term is defined in the Merger Agreement).

6.    Expenses. The Company shall promptly reimburse Linden for such reasonable travel expenses and other reasonable fees and expenses as may be incurred by Linden in connection with the rendering of services hereunder (including reasonable fees and expenses of its counsel and any other independent experts retained by Linden). In addition, the Company shall pay and hold Linden harmless against liability for the payment of the expenses (including the fees and expenses of legal counsel or other advisors) arising in connection with (a) any proposed or completed Add-On Acquisition or other transaction involving the Company or any of its subsidiaries, (b) any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement or the other agreements contemplated hereby (including, without limitation, in connection with any proposed Add-On Acquisition) and (c) the interpretation, investigation and enforcement of the rights granted under this Agreement or the other agreements contemplated hereby.

7.    Term. This Agreement shall be in effect for a term (the “Term”) commencing on the Effective Date and terminating on the earliest to occur of (a) the first anniversary of the Effective Date, (b) termination of this Agreement by Linden by providing five days’ advance written notice to the Company and (c) such other time as mutually agreed by the Company and Linden in writing; provided, that, except as otherwise provided in this Section 7, no termination of this Agreement shall affect the Company’s obligations with respect to the fees, costs and expenses incurred by Linden in rendering services hereunder and not reimbursed or otherwise paid by the Company as of the date of such termination, and the Company shall pay to Linden all such unpaid fees, costs and expenses prior to or in connection with any such termination. In the event of the termination of this Agreement pursuant to clauses (a) or (c) of the first sentence of this Section 7, Linden shall be entitled to the Acquisition Fee as set forth in Section 5 if, on or prior to the effective date of such termination of this Agreement, the Company, New Parent or any of their respective subsidiaries consummates, or enters into a definitive purchase agreement which subsequently results in, an Add-On Acquisition. Any such Acquisition Fee shall be payable upon the closing of any such Add-On Acquisition. In the event of the termination of this Agreement pursuant to clause (b) of the first sentence of this Section 7, Linden will have no further right to receive any Acquisition Fee hereunder effective upon such termination.

8.    Liability. Neither Linden nor any of its direct or indirect affiliates, partners, members, employees or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from Linden’s gross negligence or willful misconduct. Linden makes no representation or warranty, express or implied, in respect of the services to be provided by it hereunder. No person who is employed with, a member or partner of, or a consultant to any entity affiliated with Linden (other than the Company or any of its subsidiaries) shall have any duty or obligation to bring any “corporate opportunity” to the Company.

9.    Indemnification. The Company agrees to defend, protect, indemnify and hold harmless Linden, its partners, members, affiliates, officers, managers, directors, employees, agents, and any other persons controlling Linden or any of its affiliates, to the fullest extent lawful, from and against any and all actions, causes of action, losses, liabilities, suits, claims, costs, damages, penalties, fees and expenses (irrespective of whether any such indemnitee is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements, incurred by the indemnitees or any of them as a result of, arising from or relating to (i) this Agreement and any performance hereunder or (ii) any transaction to which the Company or any of its subsidiaries is a party or any other circumstance, event or development with respect to the Company or any of its subsidiaries, in each case except as a result of Linden’s gross negligence or willful misconduct (other than an action or failure to act undertaken at the request or with the consent of New Parent or the Company).

10.    Independent Contractor. Linden shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither Linden nor its directors, officers, partners, members or employees shall be considered employees or agents of the Company as a result of this Agreement, nor shall any of them have authority to contract in the name of or bind the Company, except as otherwise expressly agreed.

11.    Definitions.

“Acquisition Price” means, with respect to a given Add-On Acquisition, the fair value (as jointly determined by New Parent, the Company and Linden) of the total sale proceeds and other consideration paid or to be paid to the target company and its equityholders (or otherwise paid on their behalf, including, without limitation, transaction related expenses) upon consummation of such Add-On Acquisition, including cash, securities, notes, consulting agreement payments, noncompete agreement payments, contingent payments (including earnouts) and escrow amounts, plus the fair value of all liabilities assumed and all funded debt refinanced or paid off.

12.    Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered or sent by e-mail or comparable electronic transmission, (b) one business day following the day when deposited with a reputable and established overnight express courier (charges prepaid) or (c) five days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to the Company, New Parent and Linden shall be sent to the addresses indicated below (or at such other address as shall be given in writing by one party to the other):

If to Linden:

c/o Linden LLC

150 North Riverside Plaza, Suite 5100

Chicago, Illinois 60606

Attn:     Brian C. Miller and Kam Shah

Email:     bmiller@lindenllc.com and kshah@lindenllc.com

If to the Company and New Parent:

2165 Spring St.

Long Beach, CA, 90806

Attn:     Executive Chairman

Email:     Brent.saunders@vesperhealth.com

13.    Entire Agreement; Modification. This Agreement and those documents expressly referred to herein contain the complete and entire understanding and agreement of Linden, the Company and New Parent with respect to the subject matter hereof and supersede all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of Linden in connection with the subject matter hereof. The provisions of this Agreement may be amended, modified and/or waived only with the prior written consent of the Company, New Parent and Linden.

14.    Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

15.    Assignment. Neither Linden, the Company nor New Parent may assign its rights or obligations under this Agreement without the express written consent of the other, except that Linden may assign its rights and obligations to any of its affiliates.

16.    Successors. This Agreement and all the obligations and benefits hereunder shall bind and inure to the respective successors and permitted assigns of the parties.

17.    Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts (including by means of .pdf or other electronic form), each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

18.    Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

19.    Delivery by E-mail or Other Electronic Transmission. This Agreement, the agreements referred to herein and each other agreement or instrument entered into in connection herewith or therewith, or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of e-mail or other electronic transmission shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any other such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any other such agreement or instrument shall raise the use of e-mail or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a e-mail or comparable electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

20.    MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

IN WITNESS WHEREOF, the undersigned have caused this Amended and Restated Management Services Agreement to be duly executed and delivered as of the date first above written.

LINDEN MANAGER III LP

By: Linden Capital III, LLC

Its: General Partner

By: /s/ Brian C. Miller

Name:    Brian C. Miller

Title:      Authorized Signatory

Signature page to A&R Management Services Agreement

EDGE SYSTEMS, LLC

By: /s/ Kamlesh Shah

Name:    Kamlesh Shah

Its:         Vice President, Assistant Treasurer and Assistant Secretary

THE BEAUTY HEALTH COMPANY

By: /s/ Brenton L. Saunders

Name:    Brenton L. Saunders

Its:          Executive Chairman

Signature page to A&R Management Services Agreement